   As filed with the Securities and Exchange Commission on December 29, 2000
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        CHANDLER INSURANCE COMPANY, LTD.
               (Exact name of issuer as specified in its charter)


          CAYMAN ISLANDS                                           NONE
  (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                            Identification No.)

                                   FIFTH FLOOR
                                 ANDERSON SQUARE
                                  P.O. BOX 1854
                                  GRAND CAYMAN,
                              CAYMAN ISLANDS B.W.I.
                    (Address of principal executive offices)

                   CHANDLER (U.S.A.), INC. 401(K) THRIFT PLAN
                              (Full Title of Plan)


            W. Brent LaGere                Copy to:       David G. McLane, Esq.
 President and Chief Executive Officer                  Gardere Wynne Sewell LLP
        Chandler (U.S.A.), Inc.                              1601 Elm Street
          1010 Manvel Avenue                                   Suite 3000
       Chandler, Oklahoma  74834                          Dallas, Texas  75201
            (405) 258-0804                                   (214) 999-4607

          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
======================================== ==================== ==================== ==================== ====================

                                                                PROPOSED MAXIMUM    PROPOSED MAXIMUM
      TITLE OF SECURITIES TO BE              AMOUNT TO BE      OFFERING PRICE PER  AGGREGATE OFFERING         AMOUNT OF
             REGISTERED                   REGISTERED (1) (2)        SHARE (3)         PRICE (1)(3)      REGISTRATION FEE (3)
---------------------------------------- -------------------- -------------------- -------------------- --------------------
Series A Preferred Shares, $1.00            500,000 shares      $10.00 per share       $5,000,000              $1,250
par value
======================================== ==================== ==================== ==================== ====================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The Series A Preferred Shares, $1.00 par value ("Series A Preferred Shares"), of Chandler Insurance Company, Ltd., a Cayman Islands corporation (the "Registrant"), being registered hereby consist of shares which may be acquired by the Trustee pursuant to the Chandler (U.S.A.), Inc. 401(k) Thrift Plan for the accounts of participants.

(3) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

      *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to
      Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement.

           (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

           (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

           (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

           (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

           (5) The Registrant's S-8 filed on February 24, 1999.

      In addition, all documents subsequently filed by the Registrant or the Chandler (U.S.A.), Inc. 401(k) Thrift Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant's Articles of Association provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

ITEM 8.  EXHIBITS.

         *4.1 Chandler (U.S.A.), Inc. 401(k) Thrift Plan Adoption Agreement, effective November 1, 1998, which includes therewith the Prototype 401(k) Plan.

         5.1      Opinion of Gardere Wynne Sewell LLP.

         23.1     Consent of Deloitte & Touche LLP.

         24.1 Power of Attorney (set forth on the signature pages of the registration statement).

* Exhibit 4.1 was an exhibit to the Form S-8 (Registration No. 333-72869) filed with Securities and Exchange Commission on February 24, 1999 and is hereby incorporated by reference.

ITEM 9.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;


      PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities and Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered by them, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Oklahoma, on the 28th day of December, 2000.


                            CHANDLER INSURANCE COMPANY, LTD.
                            (Registrant)



                            By:  /s/ W. Brent LaGere
                                 ----------------------------------------------
                                 W. Brent LaGere
                                 Chairman of the Board and
                                 Chief Executive Officer


      Each person whose signature appears below hereby constitutes and appoints W. Brent LaGere and Mark T. Paden and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission and the securities regulatory authorities of the several states registration statements, any amendment or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, or the registration or qualification under any applicable state securities laws or regulations, of interests in the Plan and shares of Common Stock issuable pursuant to such Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 28th day of December, 2000.

               NAME                    TITLE
               ----                    -----
/s/ Richard L. Evans                   Director
-----------------------------------
Richard L. Evans



/s/ Mark C. Hart                       Vice President-Accounting and Treasurer
-----------------------------------    (principal accounting officer)
Mark C. Hart


/s/ James M. Jacoby                    Director
-----------------------------------
James M. Jacoby



/s/ W. Brent LaGere                    Chairman of the Board of Directors,
-----------------------------------    Chief Executive Officer, and Director
W. Brent LaGere                        (principal executive officer)


                                       Director
-----------------------------------
Paul A. Maestri


                                       Director
-----------------------------------
Scott Martin


/s/ Mark T. Paden                      Executive Vice President,
-----------------------------------    Chief Financial Officer and Director
Mark T. Paden                          (principal financial officer)


/s/ Robert L. Rice                     Director
-----------------------------------
Robert L. Rice


                                       Director
-----------------------------------
Brenda B. Watson

      THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of New Hampshire, on the 22nd day of December, 2000.


                              SCUDDER TRUST COMPANY, TRUSTEE FOR THE
                              CHANDLER (U.S.A.), INC. 401(k) THRIFT PLAN


                              By: /s/ Kimberly M. Mustin
                                 ----------------------------------------------

                              Print Name:  Kimberly M. Mustin
                                         --------------------------------------

                              Title: Vice President
                                    -------------------------------------------